SPONSORED RESEARCH AGREEMENT

     THIS Agreement is made this ___ day of _____________, 1998, between The University of Texas M.D. Anderson Cancer Center, 1515 Holcombe Boulevard, Houston, Texas 77030 ("Institution"), a component of The University of Texas System ("System"), and Eurobiotech Corporation Limited of Hamilton House, 1 Temple Avenue, Victoria Embankment, London, ECAY 0HA, ("Sponsor"), to conduct a clinical and preclinical study and evaluation ("Study"). Institution and Sponsor agree as follows:

     WHEREAS, SPONSOR is the manufacturer or licensee of the Clofarabine ("Study Drug") which has potential utilization in patient care and treatment; and

                                   1. PROTOCOL

1.1 Institution agrees to use its best efforts to conduct the Study, as an independent contractor, in accordance with Institutional policy, applicable laws and regulations and the Preclinical Workscope and Protocol entitled "Clofarabine Development Plan" ("Study"), as described in Exhibit A attached hereto and incorporated herein. The Study will be supervised by Michael J. Keating M.B., B.S. ("Principal Investigator"), at Institution, with assistance from associates and colleagues as required.

1.2 Sponsor agrees to engage the services of Institution to conduct the Study and further agrees to provide at no cost to Institution the Study Drug for the conduct of the Study.

                                    2. AWARD

     In consideration for performance Study by Institution, Sponsor shall pay Institution a total of One Million One Seventy-Seven Thousand One Hundred Eighty-Eight and No/l00 Dollars ($1,177,188.00) for the preclinical and clinical expenses for the Study, which is detailed by budget category in Exhibit B. The first installment of Two Hundred Fifty Thousand and No/l00 Dollars ($250,000.00) is payable upon execution of this Agreement. Subsequent installments will be made as outlined in Exhibit B.

                                     3. TERM

3.1 This Agreement shall continue in force until the earlier of completion of the Study as mutually agreed upon by the parties or Three (3) year from the date set forth above; provided, however, that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

3.2 Upon early termination of this Agreement, Sponsor shall be liable for all reasonable costs incurred or obligated by Institution at the time of such termination, subject to the maximum amount specified in Article 2. Sponsor shall pay Institution for such costs within thirty (30) days of receipt of an invoice for same.


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3.3  Upon  termination of this  Agreement,  Institution  shall return  Sponsor's materials and equipment to Sponsor.

                               4. INDEMNIFICATION

4.1 Institution shall, to the extent authorized under the Constitution and laws of the State of Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institution, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence or willful malfeasance of Sponsor, its officers, agents, or employees, or any person or entity not subject to Institution's supervision or control.

4.2 Sponsor shall indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement, including but not limited to the use by Sponsor of the results of the Study; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

     a. the negligent failure of Institution to comply with any applicable governmental requirements or to adhere to the terms of the Protocol; or

     b. the negligence or willful malfeasance by a Regent, officer, agent, or employee of Institution or System.

                          5. PUBLICATION AND PUBLICITY

5.1 Institution reserves the right to publish the results of the Study. Institution will, however, notify Sponsor and will submit a draft of the manuscript to Sponsor for comments at least thirty (30) days prior to submission for publication or oral presentation. Sponsor shall notify Institution in writing within thirty (30) days of receipt of such draft whether such draft contains information deemed to be confidential under the provisions of Article 6, or information that if published within thirty
     (30) days would have an adverse effect on a patent application in which Sponsor owns full or part interest, or intends to obtain an interest from Institution pursuant to this Agreement. In the latter case Sponsor has the right to request a delay and Institution agrees to delay said publication for a period not exceeding ninety (90) days. In any such notification, Sponsor shall indicate with specificity to what manner and degree Institution may disclose said information. Institution shall have the final authority to determine the scope and content of any publication, provided that such authority shall be exercised with reasonable regard for the commercial interests of Sponsor. It is the intent of the parties that no publication will contain any of confidential information disclosed by Sponsor without Sponsor's prior written permission.



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5.2  Except as  otherwise  required by law or  regulation,  neither  party shall release or distribute any materials or information containing the name of the other party or any of its employees without prior written approval by an authorized representative of the non-releasing party, but such approval shall not be unreasonably withheld.

                           6. CONFIDENTIAL INFORMATION

     The parties may wish from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of three (3) years from receipt thereof, provided that the recipient party's obligation shall not apply to information that:

     a. is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;

     b. is already in the recipient party's possession at the time of disclosure thereof;

     c. is or later becomes part of the public domain through no fault of the recipient party;

     d.   is   received   from  a  third   party   having  no   obligations   of
          confidentiality to the disclosing party;

     e.   is  independently  developed by the recipient party; or

     f.   is required by law or regulation to be disclosed.

     In the event that information is required to be disclosed pursuant to subsection f, the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

                            7. INTELLECTUAL PROPERTY

7.1 Institution understands and acknowledges that the Study Drug which is being provided to Institution for the purpose of conducting the Study is the property of Sponsor and/or that the pharmaceutical compound may be subject to certain intellectual property rights owned by or licensed to Sponsor. This Agreement shall not be deemed or construed to convey or transfer any of such intellectual property rights to Institution except insofar as necessary to permit Institution to conduct the Study which is the subject of this Agreement.

7.2 Sponsor understands and acknowledges that any new and patentable discovery, unpatentable technology, technical know how or other intellectual property developed solely by Institution as a result of Institution's conduct of the Study hereunder shall be and remain the property of Institution. Sponsor shall have an option to negotiate an exclusive, world wide license in and to any such intellectual property developed and owned by Institution (as well as that owned by it jointly with the Sponsor) under reasonable terms and conditions which shall be negotiated within one hundred and eighty
     (180) days following written notice to Sponsor by Institution that such intellectual property has been developed as a result of the conduct of the Study which is the subject of this Agreement and specifically referencing the start of the one hundred eighty (180) day period in this


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     Section 7.2. In the event that Sponsor and Institution fail to enter into a license agreement during the time specified above, or during such extension of time as the parties may mutually agree, then Institution's obligations to Sponsor under this Section 7.2 shall cease.

                                   8. GENERAL

8.1 This Agreement, including the attached Exhibit A and B, constitutes the entire and only Agreement between the parties relating to the Study, and all prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof, including the exhibits attached hereto, may be made except by a written document signed by the duly authorized representatives of the parties.

8.2 Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

8.3 This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, Institution and Sponsor hereby enter into this Agreement, effective as of the date first set forth above, and execute two (2) original counterparts.

Eurobiotech  Corporation Limited             The University of Texas
                                             M.D. Anderson Cancer Center

By: /s/ [ILLEGIBLE]                          By: Donna S. Gilberg
    --------------------------------             ----------------------------
                                                  Donna S. Gilberg, CPA
                                                  Manager, Sponsored Programs
Title   CEO

Date    26/2/98                              Date      2/26/98

                                             I have read this agreement and
                                             understand my obligations
                                             hereunder:

                                             By: /s/ Michael J. Keating
                                                 -------------------------------
                                                  Michael J. Keating, M.B., B.S.
Make Payment To:                                  Principal Investigator
The University of Texas
M.D. Anderson Cancer Center                  By: /s/ Hagop Kantarjian
Atten: Manager, Sponsored Programs               -------------------------------
P.O. Box 297402                                   Hagop Kantarjian, M.D.,
Houston, TX 77297                                 Chairman, Leukemia Dept.
Tax I.D. 74 6001118 A1

                                             By: /s/ Robert C. Bast
                                                 -------------------------------
                                                  Robert C. Bast, Jr., M.D.
                                                  Head, Division of Medicine



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